Exhibit 99.1

ViacomCBS Announces Completion of the Merger of CBS and Viacom

Combination creates a leading, global premium content powerhouse

New York, NY – December 4, 2019 – ViacomCBS Inc. (Nasdaq: VIACA, VIAC) (“ViacomCBS”) today announced the completion of the merger between CBS Corporation and Viacom Inc. The combined company, which is renamed ViacomCBS, creates a premium content powerhouse with global scale, including leadership positions in markets across the U.S., Europe, Latin America and Asia.

“This is a historic moment that brings together two iconic companies to form one of the world’s most important content producers and providers,” said Bob Bakish, President and Chief Executive Officer of ViacomCBS. “Through the combination of CBS’s and Viacom’s complementary assets, capabilities and talented teams, ViacomCBS will create and deliver premium content for its own platforms and for others, while providing innovative solutions for advertisers and distributors globally. I am excited about the opportunity we have to serve our audiences, creative and commercial partners, and employees, while generating significant long-term value for our shareholders.”

Building on an extraordinary collection of culture-defining franchises and partnerships with creative talent around the world, ViacomCBS will be home to more than 140,000 premium TV episodes and 3,600 film titles, with global production capabilities and more than $13 billion in annual content investment. The company will account for 22% of TV viewership in the U.S. and hold the highest share of broadcast and cable viewing across key audience demographics, with strength in all categories, including News, Sports, General Entertainment, Pop Culture, Comedy, Music and Kids.

Through the strength and scale of these assets, ViacomCBS will be well-equipped to maximize the value of its content for its own platforms and for others, as it meets the growing global demand for third-party premium content. The company’s content scale will support a robust streaming strategy, including ViacomCBS’s own suite of advertising and subscription-based offerings. In addition, the company’s broad reach, extensive intellectual property portfolio and expertise in advanced marketing solutions will enable it to strengthen its partnerships with distributors and advertisers globally.

ViacomCBS Class A and Class B shares will begin trading on the Nasdaq Global Select Market on December 5, 2019 under the ticker symbols “VIACA” and “VIAC”, respectively.

As previously announced, as a result of the merger, each Viacom Class A share and Viacom Class B share converted into 0.59625 of a Class A share and Class B share of ViacomCBS, respectively. Holders of CBS Class A shares and CBS Class B shares will continue to own their existing shares, which are now shares of ViacomCBS.

ViacomCBS will have an attractive growth outlook, be positioned to deliver beneficial cost and revenue synergies and generate substantial free cash flow. This will sustain significant investment in programming and innovation, as well as support ViacomCBS’s commitment to a modest dividend payment. ViacomCBS will also benefit from a strong balance sheet, solid investment grade rating and a board and management team that are focused on creating shareholder value.

About ViacomCBS

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, CBS All Access, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the U.S. television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents.

For more information about ViacomCBS, please visit www.viacbs.com and follow @ViacomCBS on social platforms.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ from those expressed or implied by these statements. These risks, uncertainties and other factors include, among others: following the recently completed merger, the CBS and Viacom businesses may not be integrated successfully or such integration may be more difficult, time consuming or costly than expected and may not achieve anticipated synergies; operating costs, customer loss and business disruption, including difficulties in maintaining relationships with employees, customers, suppliers or vendors may be greater than anticipated as a result of the merger; the potential impact of unforeseen liabilities, future capital expenditures, expenses or failure to achieve anticipated revenues, costs savings, earnings and synergies from the merger on our financial condition and the management, expansion and growth of our business; litigation related to the merger; potential adverse reactions or changes to business relationships resulting from the merger; the ability to retain and hire key personnel and the uncertainties associated with leadership changes; the risk that the market price for ViacomCBS common stock may be affected by the consummation of the merger and factors different from those that have historically affected CBS and Viacom common stock; the anticipated tax treatment of the merger may not be obtained; risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the merger; and other risks, uncertainties and factors described in our news releases and filings and Viacom’s and CBS’ filings with the Securities and Exchange Commission, including but not limited to Viacom’s Form 10-K for the fiscal year ended September 30, 2019, CBS’ Form 10-K for the fiscal year ended December 31, 2018 and their respective reports on Form 10-Q and Form 8-K subsequent to the filing of their annual reports on Form 10-K. The forward-looking statements included in this news release are made only as of the date of this news release, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information are included in this news release or available on our website at ir.viacbs.com.

Media:

Justin Dini,

Senior Vice President, Corporate Communications

(212) 846-2724

justin.dini@viacbs.com

Investors:

Anthony DiClemente,

Executive Vice President, Investor Relations

(212) 846-5208

Anthony.DiClemente@viacbs.com

VIAC-IR